                                 EXHIBIT 23.2B
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

James A. Moyers CPA
10300 North Central Parkway
Suite 530
Dallas, Texas 75231

We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 dated July 3, 2001 of TBX Resources, Inc. of our report dated February 27, 2001, relating to the financial statements of TBX Resources,
Inc. as of November 30, 2000.

                                                        /s/ James A. Moyers, CPA
                                                        ------------------------
                                                            James A. Moyers, CPA
                                                    Certified Public Accountants

July 2, 2001
Dallas, Texas